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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Interim Services Inc. on Form S-4 of our report dated February 4, 1999, appearing in the Annual Report on Form 10-K of Interim Services Inc. for the year ended December 25, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

\s\  Deloitte & Touche LLP


Fort Lauderdale, Florida
May 24, 1999